Exhibit 99.1

CONTACT - Media:				CONTACT - Investor Relations:		nyx.com
Amsterdam	+31.20.550.4488	Brussels	+32.2.509.1392	New York	+1.212.656.5700	Please follow us at:
Lisbon	+351.217.900.029	London	+44.20.7379.2789			Exchanges Blog
New York	+1.212.656.2411	Paris	+33.1.49.27.11.33			Facebook
LinkedIn
Twitter

NYSE Euronext Announces 2013 Annual Meeting of Stockholders Vote Results

New York, April 26, 2013 – At the NYSE Euronext (NYX) annual stockholders’ meeting held on April 25, 2013:
•	16 director nominees received a majority of votes cast, with an average approval rate of 96.35% of votes cast,
•	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013,
•	Stockholders approved on an advisory, non-binding basis, the Company’s executive compensation,
•	Stockholders approved a Company proposal amending and restating the Company’s Omnibus Incentive Plan,
•	Stockholders reapproved the performance goals under the Company’s Omnibus Incentive Plan,
•
Stockholders did not approve a Company proposal amending certain provisions in the Company’s Amended and Restated Certificate of Incorporation (Charter) to allow stockholders to call special meetings (Special Meeting Proposal), and

•	Stockholders did not approve a Company proposal amending certain provisions in the Company’s Charter to allow stockholders to act by written consent (Written Consent Proposal).

To be approved, the Special Meeting Proposal and the Written Consent Proposal each required the affirmative vote of not less than 80% of the shares of our outstanding stock entitled to be voted at the annual meeting. The Special Meeting Proposal received the support of 99.39% of the shares of our outstanding stock actually voted at the meeting, but only 63.78% of the shares of our outstanding stock entitled to be voted, and therefore the proposal was not approved. The Written Consent Proposal received the support of 97.84% of the shares of our outstanding stock actually voted at the meeting, but only 62.79% of the shares of our outstanding stock entitled to be voted, and therefore the proposal was not approved.

The Company’s Inspector of Elections, MacKenzie Partners, Inc., informed the Company of the following stockholder vote results:
▪	The stockholders elected the following persons to the Board of Directors:

Director	For	Against	Abstain
Jan-Michiel Hessels (Chairman)	151,172,140	3,750,378	827,937
Marshall N. Carter (Deputy Chairman)	151,738,256	3,252,684	759,515
Duncan L. Niederauer (Chief Executive Officer)	151,518,813	3,486,768	744,874
Dominique Cerutti (President & Deputy Chief Executive Officer)	151,286,397	3,707,703	756,355
André Bergen	151,908,173	3,028,523	813,759
Ellyn L. Brown	151,884,213	3,110,006	756,236

Sir George Cox	151,259,322	3,725,870	765,263
Sylvain Hefes	149,642,552	5,347,815	760,088
Lawrence E. Leibowitz (Chief Operating Officer)	153,411,657	1,582,570	756,228
Duncan M. McFarland	145,940,728	9,033,568	776,159
James J. McNulty	145,968,544	9,023,732	758,179
Luís Maria Viana Palha da Silva	153,082,621	1,906,126	761,708
Robert G. Scott	151,771,293	3,219,892	759,270
Jackson P. Tai	143,957,388	10,991,026	802,041
Rijnhard van Tets	150,928,097	4,038,469	783,889
Sir Brian Williamson	145,459,865	9,535,202	755,388

▪	The following table lists the vote results for the remaining proposals:

Proposal	For	Against	Abstain
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013	194,443,422	1,070,746	297,486
Non-binding advisory vote on a Company proposal to approve executive compensation	141,841,906	12,486,024	1,422,525
Company proposal to approve the Amended and Restated NYSE Euronext Omnibus Incentive Plan	151,841,021	3,534,609	374,825
Company proposal to reapprove the performance goals under the NYSE Euronext Omnibus Incentive Plan	152,538,130	2,848,366	363,959
Company Special Meeting Proposal	154,797,834	616,557	336,064
Company Written Consent Proposal	152,383,069	3,043,960	323,426

In addition to the figures provided above, there were 40,061,199 broker non-votes for each of the proposals with the exception of the ratification of auditors, which had zero broker non-votes.

About NYSE Euronext
NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies.  The company's exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products.  With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext's equities markets —  the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca — represent one-third of the world's equities trading, the most liquidity of any global exchange group.  NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world's second-largest derivatives business by value of trading.  The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index.  For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext's results to differ materially from current expectations include, but are not limited to: NYSE Euronext's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext's 2012 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

CONTACT: Media -- Rich Adamonis, 212.656.2140 (New York)
+31.20.550.4488 (Amsterdam)
+32.2.509.1392 (Brussels)
+351.217.900.029 (Lisbon)
+44.20.7379.2789 (London)
+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations
+1.212.656.5700 (New York)